Exhibit (c)(8)

       PRELIMINARY & CONFIDENTIAL  April 25, 2019  TRK Offer Benchmarking

 PRELIMINARY & CONFIDENTIAL      2  Offer Comparison  Note: Aggregate value includes all outstanding sharesNASCAR offer letter to ISC (11/8/2018)Sonic Financial Corporation offer letter to TRK (4/23/2019)  Current cash offer of $45 per share for shares not owned by controlling shareholders of NASCAR, the “Family Stockholders”– France Family Group has ~42% of the economic ownership and ~75% of the voting ownershipRepresents implied AV of ~$1,955MMAcquisition rationale: “We believe the industry would benefit from structural change in order to best position the sport on a going forward basis. This will require significant time, effort, and investment. We believe that this transformation will be best undertaken as a private company. Moreover, we believe that the consolidation of the ownership of ISC and NASCAR, as private companies guided by the Family Stockholders, is in the best interests of all constituents of the sport and will position motorsports for long- term success and viability.”Offer states that “the Family Stockholders…have no interest in selling any shares of ISC common stock owned by them. The Family Stockholders would not expect, in their capacity as shareholders of ISC, to vote in favor of any alternative sale, merger or other extraordinary corporate transaction involving the Company.”  Initial cash offer of $18 per share for shares notowned by the “Smith Group”– Smith Group has ~70% of the economic and voting ownershipRepresents implied AV of ~$857MMAcquisition rationale: “As you know, NASCAR racing has faced several challenges in recent years, and the Company has been impacted by these challenges. NASCAR has indicated the sport would benefit from structural change. We believe TRK would be more able to compete in this challenging and changing environment as a private company.”Offer states that “[the] Proposal should not be construed as indicating an interest in participating in any alternative change of control transaction involving the Company. The Smith Group, in their capacities as shareholders, have no interest in selling control of TRK.”  France Family | ISC (1)  Smith Family | TRK (2)

 PRELIMINARY & CONFIDENTIAL      Multiples Comparison  Note: Unaffected dates are 4/22/2019 and 11/9/2018 for TRK and ISC, respectivelyNTM consensus estimates as of unaffected datesCalculation assumes net debt of $120MM and FDSO of 41MM for TRK, ($16MM) and 44MM for ISC, respectively  3   TRK ISC Unaffected Offer Unaffected Offer                            Price  $13.70    $18.00  $39.06    $45.00  NTM EPS (1)    $0.95      $1.97    Implied P/E  14.4x    18.9x  19.9x    22.9x  NTM EBITDA (1)    $115.8      $239.3    Implied AV / EBITDA (2)  5.9x    7.4x  7.1x    8.2x

 PRELIMINARY & CONFIDENTIAL      TRK Share Price Performance and Trading Volume  Source: CapIQ as of 4/24/2019(1) Public float of ~11.4MM shares per CapIQ  4                                                                                                                                                                            $13.94  $16.26  12.00  14.00  16.00  18.00  20.00  Jan-19  Jan-19  Jan-19  Jan-19  Feb-19  Feb-19  Mar-19  Mar-19  Mar-19  Apr-19  Apr-19  Apr-19  Smith Group Offer Price : $18.00  TRK Share Price($USD)  Current:$18.55  3/13/2019: Announced FY18 earnings; issued FY19 guidance    4/23/2019: Pre Smith Group public offer at $18 per share    4/24/2019: TRK share price increases 33% on news of offer; Daily trading volume increases >10x to 690K (~6% of public float) (1)

     PRELIMINARY & CONFIDENTIAL      M&A Premiums Analysis Comparison  5          $45 per share represents a 15.2% premium to the 1 Day Unaffected price of $39.06  A 15.2% premium to the 1 Day Unaffected price ranks in the 36th percentile of comparable transactions for this metric (i.e., 36% of the relevant comparable transactions were completed at this premium or lower)      Offer Price  Premiums / Discounts1 Day 30 Day LTM High Unaffected Unaffected (Closing)VWAP      1 Day Unaffecte  Percentiles30 Dayd UnaffectedVWAP  LTM High (Closing)                Metric:  $39.06  $37.27  $47.15  $39.06  $37.27  $47.15  $45.00  15.2%  20.8%  (4.6%)  36.4%  26.8%  10.4%  Criteria: US Deals; $1Bn - $10Bn Transaction Value; 100% Cash Consideration; Public Company Target; All Industries Excluding Real Estate, Financials, Utilities, Technology, BioTech and Energy; 2016-2018Source: CapIQ, SEC Filings  (1) Per CapIQ      Offer Price  Premiums / Discounts1 Day 30 Day LTM High Unaffected Unaffected (Closing)VWAP      1 Day Unaffecte  Percentiles30 Dayd UnaffectedVWAP  LTM High (Closing)                Metric:  $13.70  $14.21  $18.17  $13.70  $14.21  $18.17  $18.00  31.4%  26.6%  (0.9%)  82.6%  51.1%  21.1%      ISC  TRK

 PRELIMINARY & CONFIDENTIAL      6  TRK Historical Trading  Company has traded at ~18.0x forward earnings and ~7.5x NTM EBITDA  Share Price (1)  AV / NTM EBITDA  Forward P/E              10.0x9.5x9.0x8.5x8.0x7.5x7.0x6.5x6.0x5.5xApr-14 Oct-14  Apr-15 Oct-15 Apr-16 Oct-16 Apr-17 Oct-17 Apr-18 Oct-18 Apr-19  60%: 7.6xMedian: 7.5x40%: 7.3xCurrent: 5.8x              $14  $16  $18  $22$20  $28$26$24  $12Apr-14 Oct-14 Apr-15 Oct-15 Apr-16 Oct-16 Apr-17 Oct-17 Apr-18 Oct-18 Apr-19  60%: $19.06Median:$18.43 40%: $18.06Current:$13.70          15.0x  17.0x  19.0x   25.0x23.0x21.0x  13.0xApr-14 Oct-14 Apr-15 Oct-15 Apr-16 Oct-16Note: Current multiple based on consensus projections; Summary statistics for five years prior to initial offer date Source: CapIQ as of 4/24//2019 (using 4/22/2019 as latest day)(1) Closing share price for each trading day  Apr-17  Oct-17  Apr-18  Oct-18  Apr-19     60%: 18.6xMedian: 17.7x40%: 17.2xCurrent: 14.4x      Projections not available

 PRELIMINARY & CONFIDENTIAL      TRK Shareholder Analysis Over Time  Source: CapIQ as of 4/24/2019(1) Represents estimated cost basis based on acquired shares  7    Holder Name  Sonic Financial Corporation  OBS Holdings   12/30/16 3/30/17 6/30/17 9/30/17 12/30/17 3/30/18 6/30/18 9/30/18 12/30/18- - - - - - - - -- - - - - - - - -  Cum. r in Shares Cost Basis of (1) Ownership Last 9 Quarters Shrs. Acquired Shares %- $37.63 23,700,000 58.1%- $17.22 5,300,000 13.0%          Dimensional Fund Advisors  3,499  24,655  27,458  (27,083)  32,028  37,126  20,728  17,240  18,912  154,563  $22.88  3,258,252  8.0%  The Vanguard Group  44,050  37,153  64,192  (10,533)  49,504  (22,293)  18,089  65,991  (128,237)  117,916  $25.34  1,010,660  2.5%  BlackRock  70,270  (1,748)  (10,555)  10,477  6,636  (639)  13,784  3,435  78,404  170,064  $17.08  800,907  2.0%  Patient Capital Management  -  -  -  -  -  -  -  -  -  -  $16.33  440,046  1.1%  Norges Bank Investment Management - - 10,000        387,166  -  -  -  -  (213,449)  183,717  $22.81  429,066  1.1%  Renaissance Technologies 41,600 (29,300) (25,800)        6,700  44,400  (1,400)  91,600  1,223  26,865  155,888  $25.51  416,788  1.0%  State Street Global Advisors  8,819  (41,373)  7,871  6,025  6,225  7,509  (8,582)  3,441  (2,277)  (12,342)  $27.28  238,576  0.6%  Brooks, William R. (Vice-Chairman, CFO & Treasurer)  -  15,179  -  -  -  15,330  -  -  -  30,509  $25.10  232,421  0.6%  Bridgeway Capital Management  -  -  -  25,000  -  -  24,900  -  (38,407)  11,493  $19.59  226,256  0.6%  BNY Mellon Asset Management  19,727  7,454  (2,083)  2,283  65,564  2,004  5,301  9,134  (70,478)  38,906  $26.65  220,976  0.5%  Northern Trust Global Investments  (860)  (172)  6,539  (5,206)  (46,495)  3,595  13,034  3,764  2,097  (23,704)  $23.90  177,987  0.4%  Potrero Capital Research  -  (2,949)  23,767  -  16,902  -  (34,082)  (23,963)  (76,951)  (97,276)  $19.07  170,528  0.4%  AXA Investment Managers  28,510  37,648  32,000  14,316  39,420  -  14,509  -  (28,751)  137,652  $27.86  162,289  0.4%  PanAgora Asset Management  (7,319)  -  13,825  51,285  48,144  40,525  (736)  2,607  300  148,631  $21.07  155,950  0.4%  North Star Investment Management Corporation  5,000  40,590  12,300  (350)  -  3,126  8,000  10,500  15,500  94,666  $18.67  151,592  0.4%  J.P. Morgan Asset Management  1,146  7,691  (18,584)  (4,480)  (3,985)  (16,287)  (15,674)  4,075  (4,650)  (50,748)  $29.18  143,950  0.4%  Geode Capital Management  588  3,270  2,594  802  1,161  2,804  5,226  2,916  6,392  25,753  $22.16  119,940  0.3%  Alambic Investment Management  (3,963)  6,005  -  (405)  582  (15,982)  -  -  82,376  68,613  $17.10  82,376  0.2%  Marshall Wace  -  -  -  -  -  -  -  12,478  62,217  74,695  $16.67  74,695  0.2%  Arrowstreet Capital  30,244  13,000  (180)  5,200  53,502  (10,405)  (10,753)  (4,265)  (16,053)  60,290  $19.97  70,517  0.2%  PGIM  -  1,793  10,600  (9,941)  (8,255)  (11,390)  (670)  4  1,111  (16,748)  $23.18  70,435  0.2%  First Quadrant  22,107  26,846  (21,934)  5,391  6,294  (11,549)  30,992  1,168  7,558  66,873  $19.11  66,873  0.2%  Charles Schwab Investment Management  2,002  2,223  9,747  (5,638)  4,178  1,521  8,896  3,687  (816)  25,800  $27.50  65,715  0.2%  Top 25 Holders  265,420  147,965  141,757  451,009  315,805  23,595  184,562  113,435  (278,337)  1,365,211  $22.81  37,786,795  92.6%  Average Price Over Quarter  $19.59  $20.80  $18.24  $20.12  $20.37  $19.32  $17.48  $17.63  $16.47